UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 16, 2018

Date of Report (Date of earliest event reported)

iFresh, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	###-##-####
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 628 6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2018, iFresh Inc. (the “Company”) and Mr. Uzi Einy (the “Investor”) entered into a common stock purchase agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Investor is obligated to purchase $500,000.00 of the Company’s common stock by or before December 15, 2018.

Each week, the Investor shall send the Company a notice indicating the Investor’s purchase of at least 10,000 shares. The purchase price of the shares shall be 95% of the closing price of the Company’s shares on the trading day immediately preceding the day the Company receives the Investor’s purchase notice.

If, by December 16, 2018, the Investor has purchased less than $500,000.00 of shares, the Investor shall purchase additional shares by paying to the Company the difference between $500,000.00 and the amount the Investor has already paid to the Company pursuant to the Purchase Agreement. The purchase price for such shares shall be the closing price of the Company’s shares on December 15, 2018.

In no event will the Investor be obligated to invest more than $500,000.00 pursuant to the Purchase Agreement. In no event will the Company be obligated to issue more than 500,000 shares pursuant to the terms of the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

5.1	Opinion of Loeb & Loeb LLP

10.1	Common Stock Purchase Agreement dated August 16, 2018, between iFresh Inc. and Uzi Einy

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 16, 2018

iFRESH, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chairman and Chief Executive Officer

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